Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Senior Vice President and Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Solid Sales Growth in North America Communications and Security Business Units

GREENVILLE, SC -- October 24, 2013 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced complete financial results for its first quarter ended September 30, 2013.

Quarter ended September 30, 2013:
Net sales	$731.9 million
Net income	$19.4 million
Diluted EPS	$0.69 per share

“Our quarterly sales results were led by solid year-over-year growth for our North America Communications and Security business units,” said Mike Baur, CEO, ScanSource, Inc.  “Our teams executed well in a slower growth environment, especially internationally where Europe and Brazil achieved better operating results than a year ago.”

For the quarter ended September 30, 2013, net sales totaled $731.9 million.  This represents a 2.7% increase from the prior quarter’s sales of $712.7 million and a slight decrease from net sales of $733.6 million for the quarter ended September 30, 2012. Operating income increased 7.7% to $28.2 million from $26.2 million in the comparable prior year quarter. Net income for the quarter ended September 30, 2013 was $19.4 million, or $0.69 per diluted share, compared with net income of $17.6 million, or $0.63 per diluted share, for the prior year quarter.

Forecast for Next Quarter and Sales Release Update

The Company announced its current expectations for the second quarter of fiscal 2014. ScanSource expects that net sales for the quarter ending December 31, 2013 could range from $740 million to $760 million, and diluted earnings per share could be in the range of $0.62 to $0.64 per share. Starting with the quarter ending December 31, 2013, the Company will no longer provide a sales release in the first week following the quarter end.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, October 24, 2013, at 5:00 p.m. (ET).  A webcast of the call and accompanying presentations slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

ScanSource Reports First Quarter Results

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded operations in emerging markets, such as Brazil, that expose the Company to greater political and economic volatility than its operations in established markets; additional costs and delays in connection with the Company's new ERP system and associated litigation; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; and macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2013 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, including net sales excluding the translation impact of foreign currencies and return on invested capital ("ROIC"). Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period, as described below.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency at allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, excludes the results of capitalization decisions, is easily computed and understood, and is considered to have a strong correlation with shareholder value creation. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.
These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplemental Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure, and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company ranks #711 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2013	June 30, 2013*
Assets
Current assets:
Cash and cash equivalents	$193,769	$148,164
Accounts receivable, less allowance of	443,256	435,028
$27,966 at September 30, 2013
$25,479 at June 30, 2013
Inventories	433,109	402,307
Prepaid expenses and other current assets	43,023	40,105
Deferred income taxes	15,522	16,456
Total current assets	1,128,679	1,042,060
Property and equipment, net	19,545	20,203
Goodwill	32,044	31,795
Other non-current assets, including identifiable intangible assets	71,589	70,125
Total assets	$1,251,857	$1,164,183
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of contingent consideration	$5,453	$3,732
Accounts payable	417,103	362,271
Accrued expenses and other current liabilities	57,967	59,983
Income taxes payable	10,730	1,696
Total current liabilities	491,253	427,682
Deferred income taxes	698	205
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	4,053	8,813
Other long-term liabilities	26,676	26,098
Total liabilities	528,109	468,227
Shareholders' equity:
Common stock	153,905	149,821
Retained earnings	588,544	569,107
Accumulated other comprehensive income (loss)	(18,701)	(22,972)
Total shareholders' equity	723,748	695,956
Total liabilities and shareholders' equity	$1,251,857	$1,164,183

*	Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands)

	Quarter ended September 30,
	2013	2012
Net sales	$731,904	$733,605
Cost of goods sold	655,405	659,565
Gross profit	76,499	74,040
Operating expenses:
Selling, general and administrative expenses	47,540	47,061
Change in fair value of contingent consideration	738	764
Operating income	28,221	26,215
Other expense (income):
Interest expense	247	124
Interest income	(574)	(633)
Other, net	109	(15)
Income before income taxes	28,439	26,739
Provision for income taxes	9,002	9,097
Net income	$19,437	$17,642
Per share data:
Weighted-average shares outstanding, basic	28,034	27,618
Net income per common share, basic	$0.69	$0.64

Weighted-average shares outstanding, diluted	28,257	27,901
Net income per common share, diluted	$0.69	$0.63

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:				Non-GAAP
	Quarter ended September 30,			% Change
	2013	2012	% Change	Excluding FX(a)
Worldwide Barcode & Security	$450,644	$456,187	(1.2)%	(1.2)%
Worldwide Communications & Services	281,260	277,418	1.4%	1.0%
Consolidated	$731,904	$733,605	(0.2)%	(0.4)%

Net Sales by Geographic Segment:				Non-GAAP
	Quarter ended September 30,			% Change
	2013	2012	% Change	Excluding FX(b)
North American (U.S. and Canada)	$558,340	$545,813	2.3%	2.3%
International	173,564	187,792	(7.6)%	(8.1)%
Consolidated	$731,904	$733,605	(0.2)%	(0.4)%

Non-GAAP Financial Information:	Quarter ended September 30,
	2013	2012
Return on invested capital (ROIC), annualized (c)	16.9%	17.0%

Reconciliation of Net Income to EBITDA
Net income - GAAP	$19,437	$17,642
Plus: Income taxes	9,002	9,097
Plus: Interest expense	247	124
Plus: Depreciation and amortization	1,869	2,314
EBITDA (numerator for ROIC) (non-GAAP)	$30,555	$29,177
(a) Depreciation & amortization for the quarter ended September 30, 2012 includes debt issue costs of $0.1 million.

Invested Capital Calculation
Equity - beginning of quarter	$695,956	$652,311
Equity - end of quarter	723,748	676,136
Average equity	709,852	664,224
Average funded debt (d)	5,429	16,563
Invested capital (denominator for ROIC) (non-GAAP)	$715,281	$680,787

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2012. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter September 30, 2013, as adjusted, totaled $450.8 million. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2013, as adjusted, totaled $280.2 million.

(b)Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2012. International net sales excluding the translation impact of foreign currencies for the quarter ended September 30, 2013, as adjusted, totaled $172.6 million.

(c) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period.
(d) Average funded debt is calculated as the daily average amounts outstanding on our short-term and long-term interest-bearing debt.